Exhibit 99.1

The Middleby Corporation Reports First Quarter Results

ELGIN, Ill.--(BUSINESS WIRE)--May 8, 2019--The Middleby Corporation (NASDAQ: MIDD), a leading worldwide manufacturer of equipment for the commercial foodservice, food processing, and residential kitchen industries, today reported net sales and earnings for the first quarter ended March 30, 2019. Net earnings for the first quarter were $69.0 million or $1.24 diluted earnings per share on net sales of $686.8 million as compared to the prior year first quarter net earnings of $65.4 million or $1.18 diluted earnings per share on net sales of $584.8 million. Net earnings in the current quarter were negatively impacted by the transition costs resulting from the retirement of the former Chairman and CEO. Excluding these items, earnings per share would have been $1.38 for the 2019 first quarter.

2019 First Quarter Financial Highlights

  Net sales increased 17.4% in the first quarter of 2019 over the comparative prior year period. Sales related to recent acquisitions added 17.2% in the first quarter. The impact of foreign exchange rates on foreign sales translated into U.S. Dollars decreased net sales by approximately 2.1% during the first quarter. Excluding the impacts of acquisitions, closure of a non-core business and foreign exchange rates, sales increased 2.9% in the first quarter.
  Net sales at the company’s Commercial Foodservice Equipment Group increased 27.1% in the first quarter of 2019 over the comparative prior year period. During fiscal 2018, the company completed the acquisitions of Firex, Josper, Taylor and Crown. During fiscal 2019, the company completed the acquisition of EVO. Excluding the impacts of acquisitions and foreign exchange, sales increased 3.4% in the first quarter.
  Net sales at the company’s Residential Kitchen Equipment Group increased 0.4% in the first quarter of 2019 over comparative prior year period. Excluding the impact of foreign exchange rates and closure of a non-core business, sales increased 5.5% during the first quarter, led by continued double digit sales growth at Viking.
  Net sales at the company’s Food Processing Equipment Group increased 4.4% in the first quarter of 2019 over the comparative prior year period. During fiscal 2018, the company completed the acquisitions of Hinds-Bock, Ve.Ma.C and M-TEK. Excluding the impacts of acquisitions and foreign exchange rates, net sales decreased 3.2% during the first quarter.
  Gross profit in the first quarter increased to $257.3 million from $211.6 million and the gross margin rate increased from 36.2% to 37.5%. The increase in gross margin rate for the quarter was primarily related to improved profitability at the Residential Kitchen Equipment Group.
  Operating income in the first quarter increased to $101.1 million from $87.0 million in the prior year period. The transition costs resulting from the retirement of the former Chairman and CEO also negatively impacted the quarter by approximately $10.1 million.
  Operating income included $26.2 million of non-cash expenses during the first quarter, comprised of $9.0 million of depreciation expense, $16.1 million of intangible amortization and $1.1 million of share based compensation. Prior year first quarter non-cash expenses amounted to $19.8 million, including $8.2 million of depreciation expenses, $11.5 million of intangible amortization and $0.1 million of share based compensation.
  The provision for income taxes in the first quarter amounted to $20.7 million at a 23.1% effective rate in comparison to $21.3 million at a 24.5% effective rate in the prior year quarter.
  Diluted net earnings per share was $1.24 in the first quarter as compared to $1.18 in the prior year quarter. Net earnings in the current quarter were negatively impacted by the transition costs from the retirement of the former Chairman and CEO. The impact of these costs reduced earnings per share by $0.14 for the first quarter.
  Operating cash flows during the first quarter amounted to $33.9 million in comparison to $44.7 million in the prior year period.
  Net debt, defined as debt less cash, at the end of the 2019 fiscal first quarter amounted to $1,811.1 million as compared to $1,820.4 million at the end of fiscal 2018. During the first quarter, the company invested $12.4 million to fund 2019 acquisition activities.

Timothy FitzGerald, Chief Executive Officer, commented, “At the Commercial Foodservice Equipment Group, we reported growth both domestically and internationally. In the U.S., we continued to benefit from sales momentum with our restaurant chain customers, as they adopt our latest product innovation. International growth reflects improved market conditions in Latin America and Asia, although we continue to face challenging conditions in Europe and U.K. with uncertainty from the impact of Brexit. We continue to work closely with our customers on solutions to address current operator challenges of labor cost and availability, space constraints and rising operating costs, while providing flexibility for menu updates. In particular, we continue to see demand in the areas of beverage, ventless cooking and automated conveyor equipment. Our focus remains on positioning Middleby for long-term growth through strategic investments in technology and our global manufacturing, sales and support capabilities."

"We continue to make progress on the integration of commercial foodservice acquisitions completed over the past several years. At Taylor, EBITDA margins improved to approximately 25% in the quarter and added to our earnings by approximately $0.04 this quarter. Investments to achieve our longer-term profitability goals will be ongoing. Most importantly, these efforts include the development of new product innovations for the market in the frozen beverage and dessert categories, which we anticipate will generate future growth and margin enhancement opportunities.”

Mr. FitzGerald added, “At our Residential Kitchen Equipment Group, we continued to see favorable progress and market share gains with our brands domestically. Viking again reported double-digit sales growth in the quarter and there is steady interest and momentum with new, innovative product lines including the Viking Virtuoso line which was introduced in the first quarter. Additionally, we expanded our refrigeration offering and are excited to launch a new generation of under counter refrigeration from U-Line. Investments in the residential business are ongoing with the recent grand opening of our New York City Residential Showroom and third residential showroom planned for Southern California in 2019. Outside of North America, we were pleased to also see modest growth in the AGA Rangemaster business during the quarter, reflecting initial benefits of new product introductions. However, challenging market conditions persist in the U.K. and we anticipate consistent growth will be difficult until the market conditions improve."

Mr. FitzGerald further noted, "At the Food Processing Equipment Group, the absence of large projects due to market dynamics, remains a challenge, particularly in the meat processing business. We continue to introduce innovation to the market and launch new products to address growing market categories and trends such as pet foods, dried meats and jerky, and sous-vide cooking and remain optimistic that positive results are achievable in the coming quarters."

Mr. FitzGerald concluded, “We recently announced the acquisitions of the Standex Cooking Solution Group and PowerHouse Dynamics. Through the Standex acquisition, we are excited to add the highly-respected brands Ultrafryer, BKI, APW and Bakers Pride to the Middleby family as this acquisition further extends our technologies in frying, cooking and warming within our Commercial Foodservice Equipment Group. With the addition of BKI, we are now strategically well-positioned to serve and penetrate the growing retail and convenience store market segment. The acquisition of PowerHouse Dynamics significantly adds to our IoT and Cloud-Based offerings and capabilities. This acquisition, as an addition to our current Middleby Connect technology, expands our solutions platform allowing customers to remotely monitor and operate a broad set of operations for restaurants, allowing our customers to achieve gains in labor efficiency, energy conservation, food cost and enhanced food safety.”

Conference Call

A conference call will be held at 10 a.m. Central Time on Wednesday, May 8, 2019 and can be accessed by dialing (888) 391-6937 or (315) 625-3077 and providing conference code 6871299#. The conference call is also accessible through the Investor Relations section of the company website at www.middleby.com. A replay of the conference call will be available two hours after the conclusion of the call by dialing (855) 859-2056 and entering conference code 6871299#.

Statements in this press release or otherwise attributable to the company regarding the company's business which are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company cautions investors that such statements are estimates of future performance and are highly dependent upon a variety of important factors that could cause actual results to differ materially from such statements. Such factors include variability in financing costs; quarterly variations in operating results; dependence on key customers; international exposure; foreign exchange and political risks affecting international sales; changing market conditions; the impact of competitive products and pricing; the timely development and market acceptance of the company's products; the availability and cost of raw materials; and other risks detailed herein and from time-to-time in the company's SEC filings. Any forward-looking statement speaks only as of the date hereof, and the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

The Middleby Corporation is a global leader in the foodservice equipment industry. The company develops, manufactures, markets and services a broad line of equipment used in the commercial foodservice, food processing, and residential kitchen equipment industries. The company's leading equipment brands serving the commercial foodservice industry include Anets®, APW Wyott®, Bakers Pride®, Bear Varimixer®, Beech®, BKI®, Blodgett®, Blodgett Combi®, Blodgett Range®, Bloomfield®, Britannia®, Carter-Hoffmann®, Celfrost®, Concordia®, CookTek®, Crown Food Equipment®, CTX®, Desmon®, Doyon®, Eswood®, EVO®, frifri®, Firex®, Follett®, Giga®, Globe®, Goldstein®, Holman®, Houno®, IMC®, Induc®, Jade®, JoeTap®, Josper®, L2F®, Lang®, Lincat®, MagiKitch'n®, Market Forge®, Marsal®, Middleby Marshall®, MPC®, Nieco®, Nu-Vu®, PerfectFry®, Pitco Frialator®, QualServ®, SiteSage®, Southbend®, Star®, Sveba Dahlen®, Taylor®, Toastmaster®, TurboChef®, Ultrafryer®, Wells® and Wunder-Bar®. The company’s leading equipment brands serving the food processing industry include Alkar®, Armor Inox®, Auto-Bake®, Baker Thermal Solutions®, Burford®, Cozzini®, CVP Systems®, Danfotech®, Drake®, Emico®, Glimek®, Hinds-Bock®, Maurer-Atmos®, MP Equipment®, M-TEK®, RapidPak®, Scanico®, Spooner Vicars®, Stewart Systems®, Thurne® and Ve.Ma.C.®. The company’s leading equipment brands serving the residential kitchen industry include AGA® AGA Cookshop®, Fired Earth®, EVO®, Heartland®, La Cornue®, Leisure Sinks®, Lynx®, Marvel®, Mercury®, Rangemaster®, Rayburn®, Redfyre®, Sedona®, Stanley®, TurboChef®, U-Line® and Viking®.

For more information about The Middleby Corporation and the company brands, please visit www.middleby.com.

THE MIDDLEBY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in 000’s, Except Per Share Information)
(Unaudited)

	Three Months Ended
	1st Qtr, 2019	1st Qtr, 2018
Net sales	$686,802	$584,800
Cost of sales	429,490	373,167

Gross profit	257,312	211,633

Selling, general and administrative expenses	145,793	122,948
Former Chairman and CEO transition costs	10,116	—
Restructuring expenses	342	1,693
Income from operations	101,061	86,992

Interest expense and deferred financing amortization, net	20,520	8,823
Net periodic pension benefit (other than service costs)	(7,761)	(9,705)
Other (income) expense, net	(1,413)	1,173

Earnings before income taxes	89,715	86,701

Provision for income taxes	20,702	21,281

Net earnings	$69,013	$65,420

Net earnings per share:

Basic	$1.24	$1.18

Diluted	$1.24	$1.18

Weighted average number of shares

Basic	55,601	55,573

Diluted	55,601	55,573

THE MIDDLEBY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in 000’s, Except Per Share Information)
(Unaudited)

	Mar 30, 2019	Dec 29, 2018
ASSETS

Cash and cash equivalents	$81,210	$71,701
Accounts receivable, net	388,333	398,660
Inventories, net	580,174	521,810
Prepaid expenses and other	54,339	50,940
Prepaid taxes	7,089	18,483
Total current assets	1,111,145	1,061,594

Property, plant and equipment, net	318,212	314,569
Goodwill	1,738,737	1,743,175
Other intangibles, net	1,371,385	1,361,024
Long-term deferred tax assets	30,562	32,188
Other assets	118,076	37,231

Total assets	$4,688,117	$4,549,781

LIABILITIES AND STOCKHOLDERS' EQUITY

Current maturities of long-term debt	$3,017	$3,207
Accounts payable	194,911	188,299
Accrued expenses	363,629	367,446
Total current liabilities	561,557	558,952

Long-term debt	1,889,294	1,888,898
Long-term deferred tax liability	115,937	113,896
Accrued pension benefits	253,233	253,119
Other non-current liabilities	142,037	69,713

Stockholders' equity	1,726,059	1,665,203

Total liabilities and stockholders' equity	$4,688,117	$4,549,781

THE MIDDLEBY CORPORATION
NON-GAAP SEGMENT INFORMATION (UNAUDITED)
(Amounts in 000’s, Except Percentages)

	Commercial	Residential	Food
	Foodservice	Kitchen	Processing
Three Months Ended March 30, 2019
Net sales	$457,531	$136,797	$92,474
Segment Operating Income	$96,811	$18,771	$12,586
Operating Income % of net sales	21.2%	13.7%	13.6%

Depreciation and amortization	16,180	5,359	3,524
Restructuring expenses	151	135	56
Acquisition related inventory step-up charge	133	—	—
Segment adjusted EBITDA	$113,275	$24,265	$16,166
Adjusted EBITDA % of net sales	24.8%	17.7%	17.5%

Three Months Ended March 31, 2018
Net sales	$359,904	$136,324	$88,572
Segment Operating Income	$82,546	$6,589	$10,678
Operating Income % of net sales	22.9%	4.8%	12.1%

Depreciation and amortization	8,000	7,509	4,047
Restructuring expenses	953	740	—
Segment adjusted EBITDA	$91,499	$14,838	$14,725
Adjusted EBITDA % of net sales	25.4%	10.9%	16.6%

NON-GAAP FINANCIAL MEASURES

The company supplements its consolidated financial statements presented on a GAAP basis with this non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. In addition, the non-GAAP financial measures included in this press release do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies.

The company believes that the non-GAAP adjusted segment EBITDA measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating performance for business planning purposes. The Company also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in its opinion, do not reflect its core operating performance including, for example, intangibles amortization expense, impairment charges, restructuring expenses, and other charges which management considers to be outside core operating results. The Company believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Middleby uses internally for purposes of assessing its core operating performance.

CONTACT:
Darcy Bretz, Investor and Public Relations, (847) 429-7756
Bryan Mittelman, Chief Financial Officer, (847) 429-7715